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                                                                    EXHIBIT 23.3

                BELLWETHER EXPLORATION COMPANY AND SUBSIDIARIES
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Independent Accountants' Consent
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The Board of Directors
Bellwether Exploration Company:

We consent to incorporation by reference in the registration statement
(No. 33-91320) on Form S-8, registration statement (No. 33-91326) on Form S-8, registration statement (No. 333-27707) on Form S-8 and registration statement (No. 333-16231) on Form S-8 of Bellwether Exploration Company of our report dated March 2, 1998, relating to the consolidated balance sheets of Bellwether Exploration Company and subsidiaries as of December 31, 1998, 1997 and June 30, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1998, the six month period ended December 31, 1997, and the years ended June 30, 1997 and 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Bellwether Exploration Company.



KPMG LLP
Houston, Texas
March 19, 1998